SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2005

CRUZAN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13453	59-1284057
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Avenue, Suite 1500, West Palm Beach, FL		33401
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (561) 655-8977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CRUZAN INTERNATIONAL, INC.

FORM 8-K

CURRENT REPORT

Item 1.01                                             Entry Into a Material Definitive Agreement.

On December 14, 2005, the Company entered into a loan arrangement with V&S Vin & Sprit AB, a Swedish-based international wine and spirits company (“V&S”) and the parent company of the Absolut Spirits Company, Inc., the Company’s controlling stockholder.  The loan arrangement consists of a $30 million term promissory note and a $10 million revolving promissory note, both of which are unsecured, bear interest at the applicable LIBOR rate plus 90 basis points and mature on December 15, 2006.  The notes are non-amortizing and have no financial covenant requirements.  On December 16, 2005, the Company used the proceeds of these notes to refinance its existing credit agreement.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01               Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

10.1         $30 million Term Promissory Note dated December 14, 2005 between Cruzan International, Inc. (as borrower) and V&S Vin & Sprit, AB (as lender)

10.2         $10 Million Revolving Promissory Note dated December 14, 2005 between Cruzan International, Inc. (as borrower) and V&S Vin & Sprit, AB (as lender)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUZAN INTERNATIONAL, INC.

Date:	December 22, 2005	By:	/s/	Ezra Shashoua
Ezra Shashoua
Executive Vice President and
Chief Financial Officer